Exhibit 99.1

Brownie’s Marine Group’s subsidiary BLU3, Inc. prepares for Amazon Prime Day

Pompano Beach, FL, June 14, 2021 (GLOBE NEWSWIRE) — Brownie’s Marine Group, Inc. (OTCQB: BWMG), a leading developer, manufacturer and distributor of tankless dive equipment and high-pressure air and industrial compressors in the marine industry, today announced that its subsidiary, BLU3, Inc.’s products will be participating in Amazon Prime Day with a 20% discount on Nemo products.

BLU3, Inc. has been shipping increased quantities of its Nemo product line to the Amazon warehouses to prepare for a potential spike in orders of Nemo on Amazon Prime Day, June 21-22, 2021.

“Amazon revenues have shown consistent increases from our launch on the platform in November, 2020. We have expanded with Amazon into Europe and the UK, and will continue to look at the platform as a way to put more divers in the water with Nemo.” Stated Blake Carmichael, CEO, BLU3, Inc. “This will be our first Amazon Prime Day, and we are looking forward to the results. Amazon’s marketing material indicates that stores on Amazon receive an average of 84% more visitors and brands that highlighted deals in their stores saw 646% higher store attributed sales than brands who did not advertise a special. We have our 20% off special ready to go, loaded the warehouses and are primed for the results.”

BLU3, Inc. has also provided its worldwide dealers with an opportunity to offer their customers with the same discount on June 21-22, 2021. Blake stated “our worldwide dealer base continues to grow, and we want to give them every opportunity for success with Nemo, and have them looking forward to the launch of Nomad in late August/early September.”

About Brownie’s Marine Group

Brownie’s Marine Group, Inc., is the parent company to a family of innovative brands with a unique concentration in the industrial, and recreational diving industry. The Company, together with its subsidiaries, designs, tests, manufactures, and distributes recreational hookah diving, yacht-based scuba air compressors and nitrox generation systems, and scuba and water safety products in the United States and internationally. The Company has three subsidiaries: Trebor Industries, Inc., founded in 1981, dba as “Brownie’s Third Lung”; BLU3, Inc.; and Brownie’s High-Pressure Services, Inc., dba LW Americas. The Company is headquartered in Pompano Beach, Florida.

For more information, visit: www.BrowniesMarineGroup.com.

Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the Securities and Exchange Commission (the “SEC”) and our other periodic and quarterly filings with the SEC.

Source: Brownie’s Marine Group, Inc.

Contact Information: (954)-462-5570

investors@browniesmarinegroup.com

Brownie’s Marine Group, Inc